Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 051645.0000001

March 31, 2023

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Atmos Energy Corporation

Public Offering of Shares of Common Stock

Ladies and Gentlemen:

We have acted as Virginia counsel to Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), in connection with the Company’s offering and sale of shares of the Company’s common stock, no par value per share (the “Common Stock”), having an aggregate offering price to the public of up to $1,000,000,000 (the “Shares”).

The Shares are being offered and sold (a) as described in the prospectus, dated March 31, 2023 (the “Base Prospectus”), contained in the Registration Statement on Form S-3 (Registration No. 333-271038) (the “Registration Statement”) filed by the Company on March 31, 2023 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement, and the prospectus supplement thereto, dated March 31, 2023 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”) and (b) pursuant to (i) that certain Equity Distribution Agreement, dated March 31, 2023 (the “Equity Distribution Agreement”), among the Company and the Managers and Forward Purchasers named in Schedule A thereto and (ii) the Master Confirmations for Forward Sale, each dated March 31, 2023, between the Company and each of the Forward Purchasers (each, a “Master Forward Confirmation,” and collectively, the “Master Forward Confirmations”), and any related Supplemental Confirmations (as defined in the applicable Master Forward Confirmation).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Company’s Virginia Restated Articles of Incorporation (the “Articles of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), each as amended through the date hereof, (ii) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”), (iii) resolutions of the Board of Directors of the Company adopted at a meeting held on November 8, 2022, (iv) the

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON     LONDON    LOS    ANGELES    MIAMI    NEW    YORK    NORFOLK    RICHMOND     SAN    FRANCISCO    THE WOODLANDS    TOKYO    TYSONS    WASHINGTON, DC

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Atmos Energy Corporation

March 31, 2023

Registration Statement, (v) the Prospectus, (vi) an executed copy of the Equity Distribution Agreement, (vii) each Master Forward Confirmation (viii) a specimen stock certificate representing the Common Stock, and (ix) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purpose of rendering this opinion letter.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures, (vi) the due authorization, requisite entity authority of, and the execution and delivery of all documents by all parties in each of their respective capacities thereunder (other than the authorization, execution and delivery of documents by the Company to the extent expressly set forth in our opinions below) and the validity, binding effect and enforceability thereof on all parties, (vii) except to the extent expressly set forth in our opinions herein as to the Company with respect to the consummation of the transactions contemplated by the Equity Distribution Agreement, that the consummation of the transactions under the Equity Distribution Agreement by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction thereof on such parties, (viii) that no parties to the documents have commenced any action toward dissolution or received notice from any governmental official regarding dissolution, and (ix) the originals or copies of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates, records and papers as we have deemed necessary to render the opinions set forth herein.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon statements and certificates and other comparable documents of officers and other representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on the laws of any jurisdiction other than those of the Commonwealth of Virginia. Whenever any of our opinions address any of the laws, rules and regulations of the Commonwealth of Virginia, those opinions (i) address only those laws, rules and regulations that are in effect and with respect to which copies are generally available on the date hereof and that, in our experience, are normally applicable to transactions of the

Atmos Energy Corporation

March 31, 2023

type contemplated by the Equity Distribution Agreement, excluding all laws, rules and regulations that may be applicable to any party by virtue of the particular assets, activities or operations of such party that are not applicable to business entities generally; and (ii) do not include any opinion as to (a) the laws of any municipality or any local government, authority or instrumentality within any state, or (b) any laws, rules or regulations related to: (1) telecommunications, communications, or transportation, (2) antitrust or unfair competition, (3) securities or blue sky, (4) environmental matters, (5) bankruptcy, insolvency, fraudulent conveyances, fraudulent transfers, or fraud, (6) zoning or land use or leasing, building or construction, (7) fiduciary duties, (8) pension or employee benefits, (9) tax, (10) labor, employment or federal contracts, (11) privacy, (12) healthcare, (13) qualification of entities doing business in foreign (out of state) jurisdictions, (14) health, safety, food or drugs, (15) public utilities or energy, (16) insurance, (17) patent, copyright or trademark, or other intellectual property, (18) any mandatory choice of law rule, (19) foreign asset control, foreign investment in the United States, national security, terrorism, or money laundering (including, without limitation, the USA PATRIOT Act of 2001, as amended, and § 721 of the Defense Production Act of 1950, as amended), (20) corrupt practices, racketeering or criminal or civil forfeiture, (21) commodities, swaps or other derivatives or futures or indices or similar instruments, and (22) banking and financial institutions.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

1. Based solely on the Good Standing Certificate, the Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.

2. The Shares have been duly authorized by the Company and, when issued against payment therefor in accordance with the Equity Distribution Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, which is part of the Registration Statement, and the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Atmos Energy Corporation

March 31, 2023

The opinions expressed herein are rendered as of the date hereof and address only those laws, rules and regulations that are in effect, and with respect to which copies are generally available on the date hereof. We expressly disclaim any obligation to advise you or any other person of any changes of law or facts that may hereafter come or be brought to our attention that would alter the opinions herein set forth. Our opinion letter is expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ Hunton Andrews Kurth LLP